EXHIBIT  99.1

Las Vegas, Nevada - May 22, 2006 - Gallery of History, Inc. (NASDAQ:HIST)



GALLERY OF HISTORY, INC. COMPLIES WITH A NASDAQ LISTING QUALIFICATION


On May 1, 2006, Mr. Glenn Olnick resigned from the Company's Board of Directors. Mr. Olnick was the Company's chairman of its Audit Committee.
On May 16, 2006, Gallery of History, Inc. received a Nasdaq Staff Deficiency Letter indicating that the Company did not comply with NASD Marketplace
Rule 4305(d)(4), which requires three independent members on its Audit
Committee.

The Company held a Board of Directors meeting on May 19, 2006, and unanimously elected Mr. Roger Schneier as a member of its Board effective May 22, 2006. Mr. Schneier will serve on the Board's Audit Committee and Compensation Committee. His addition to the Company's Audit Committee satisfied Nasdaq's listing qualification. Mr. Schneier has been retired since January 2005. Prior to his retirement he was President for twenty-five years of Ben's Auto Parts and Be-Mack Warehouse, both located in Bronx, New York.













Company contact:    Todd M. Axelrod, President
                    Phone:  (702) 364-1000
                    Web site: http//www.galleryofhistory.com
                    Email: taxelrod@galleryofhistory.com